EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Union Drilling, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 13, 2009.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Morgan Stanley Capital Partners III, L.P. (“MSCP III”) Attn: Jeff Hahn 195 Broadway, 19th Floor New York, NY 10007

(2)	MSCP III 892 Investors, L.P. (“MSCP 892”) Attn: Jeff Hahn 195 Broadway, 19th Floor New York, NY 10007

(3)	Metalmark Capital LLC (“Metalmark”) 1177 Avenue of the Americas, 40th Floor New York, New York 10036

(4)	Morgan Stanley Capital Investors, L.P. (“MSCI”) Attn: Jeff Hahn 195 Broadway, 19th Floor New York, NY 10007

(5)	MSCP III, LLC (“MSCP LLC”) Attn: Jeff Hahn 195 Broadway, 19th Floor New York, NY 10007

(6)	Morgan Stanley Capital Partners III, Inc. (“MSCP, Inc.”) Attn: Jeff Hahn 195 Broadway, 19th Floor New York, NY 10007

Issuer & Ticker Symbol: Union Drilling, Inc. (UDRL)
Date of Event Requiring Statement: 12/31/2008

Signature:	/s/ Gregory D. Myers
By: Gregory D. Myers, as authorized signatory of Union Drilling CO LLC

Signature:	/s/ Kenneth F. Clifford
By: Kenneth F. Clifford, as authorized signatory of Metalmark

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for MSCP LLC and MSCP, Inc. and for the institutional managing member of the general partner of each of MSCP III and MSCP 892

Signature:	/s/ Agatha Ruddy
By: Agatha Ruddy, as authorized signatory for the managing member of the general partner of MSCI